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                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2

         AMENDMENT NO. 2, dated as of December 31, 2001, between MCM CAPITAL GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), and ING (U.S.) CAPITAL LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware ("ING").

         The Company and ING are parties to a Note Purchase Agreement dated as of January 12, 2000 (as amended by that certain Amendment No. 1 dated as of April 28, 2000 and as further amended or otherwise modified prior to the date hereof and in effect on the date hereof, the "Purchase Agreement"), providing, subject to the terms and conditions thereof, for the purchase by ING of $10,000,000 principal amount of 12.0% Series No. 1 Senior Notes due January 15, 2007. The Company and ING wish to amend the Purchase Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Purchase Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below (but (x) effective as of the date hereof and (y) subject to the conditions subsequent specified in Section 6 below), the Purchase Agreement shall be amended as follows:

         2.01. Section 1.l of the Purchase Agreement (Definitions) is hereby amended by adding the following new definitions and inserting each in its appropriate alphabetical location:

                  "`Amendment No. 2' means Amendment No. 2, dated as of December 31, 2001, between MCM Capital Group, Inc. and ING (U.S.) Capital LLC."

                  "`CFSC Credit Agreement' means the Credit Agreement, dated as of December 20, 2000, between MRC Receivables Corporation, as borrower, and CFSC Capital Corp. VIII, as lender."

                  "Dollar' and "$" shall mean lawful money of the United States of America."

                  "`LIBOR' means, for any date, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, at 11:00 a.m. (London time) on the date two Business Days prior to such date, on Dow Jones Market Screen 3750 (British Bankers Association Settlement
         Rate) as the London Interbank Offered Rate for Dollar deposits having a term of one month and in an amount equal to or greater than $1,000,000."

                  "`LIBOR Interest' means, for any Payment Date and in respect of any Series No. 1 Notes, interest on such Series No. 1 Notes accrued during the period commencing on the immediately preceding Payment Date and ending on the date prior to such Payment Date at a rate per annum equal to LIBOR for such immediately preceding Payment Date (but in no event greater than the interest charged pursuant to Section 4.4(b) of the Purchase Agreement)."

                  "`Triarc Guaranty' means the Guaranty and Option Agreement, dated as of January 12, 2000 by Triarc Companies, Inc. in favor of the Purchaser, as the same shall be modified and supplemented and in effect from time to time."
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         2.02. Section 4.4(b) of the Purchase Agreement (Interest) is hereby amended in its entirety to read as follows:

                  "(b) Interest. The Series No. 1 Notes will bear interest, prior to the occurrence of any Default pursuant to Section 7.1.1 relating to the non-payment of principal of or interest on the Series No. 1 Notes, at the following rates per annum:

                           (i) on and after the Closing Date through December 30, 2001, at a rate of 12.0%,

                           (ii) on and after December 31, 2001 through July 15, 2003, at a rate of 6.0%, and

                           (iii) on and after July 16,2003, at a rate of 8.0%.

         Interest so accrued will be payable in arrears on each Payment Date, commencing with July 15, 2000 and at maturity; provided, that:

                           (a) on any Payment Date occurring prior to December
                  31, 2001, the Company may (in lieu of making any required cash payment of interest on any outstanding Series No. 1 Notes) issue on such date, and each Person then entitled to payment of interest shall accept, a Series No. 1 Note (a "PIK Note") in a principal amount equal to the interest owed to such Person on such Payment Date; and

                           (b) on any Payment Date occurring after December 31,
                  2001, but prior to July 15, 2003, the Company may (in lieu of making any required cash payment of interest on any outstanding Series No. 1 Notes in excess of LIBOR Interest for such Payment Date) issue on such date, and each Person then entitled to payment of interest shall accept, a PIK Note in a principal amount equal to the interest owed to such Person on such Payment Date (other than LIBOR Interest for such Payment
                  Date).

         All PIK Notes shall have a maturity date of July 1.2005. At any time when the Company shall have defaulted in the payment when due (whether at maturity, or at a date fixed for payment or prepayment or by declaration or otherwise) of principal of or interest on the Series No. 1 Notes (and for so long as such default shall continue), the Series No. 1 Notes will bear interest, payable semi-annually as aforesaid or at the option of a Noteholder on demand, at a rate equal to the sum of the foregoing rate plus an additional 2% per annum on the entire unpaid balance of such principal amount, on overdue premium, if any, and (to the extent permitted by applicable law) on overdue interest."

                  2.03. Section 7.16 of the Purchase Agreement (Non-Performance of Other Undertakings) is hereby amended by deleting clause (b) thereof in its entirety.

                  2.04. Section 5.5 of the Purchase Agreement (Absence of Material Adverse Change) is hereby amended in its entirety to read as follows:

                           "SECTION 5.5 Absence of Material Adverse Change.
                  There have been no occurrences, events or changed circumstances since September 30, 2001 which, individually, as part of a series or in the aggregate, have had a Materially Adverse Effect."

                  2.05. Section 6.2.5 of the Purchase Agreement (Restricted Payments, etc.) is hereby amended to add the following at the end thereof:

                  "except that the Company may declare and make cash dividend payments in respect of the Equity Contribution (as that term is defined in Amendment No. 2), so long as concurrently with the making of each such cash dividend payment the Company shall prepay the Series No. 1 Notes in an aggregate amount equal to 100% of the amount of such cash dividend payment, such prepayment to be applied as follows:

                           (i) first, to the outstanding PIR Notes; and


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                                    (ii) second, after the payment in full of
                           all outstanding PIK Notes, to accrued but unpaid interest on all other Series No. 1 Notes."


         Section 3. Agreements of the Issuer and the Purchaser. Notwithstanding anything to the contrary in the Purchase Agreement or any other Purchase Document and subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Company and ING hereby agree as follows:

         3.01 Reduction in Principal and Accrued Interest of Series No. 1 Notes. ING and the Company agree that:

                  (i) on or prior to the date that the conditions precedent set forth in Section 5 hereof shall have been satisfied, ING will deliver to the Company all Series No. 1 Notes heretofore delivered to it by the Company (which are in an aggregate principal amount equal to $11,921,391.29) in exchange for a Series No. 1 Note (bearing interest as specified in Section 2.02 of this Amendment No. 2) in a principal amount equal to $7,250,000 (the "New Series No. 1 Note"), and

                  (ii) subject to the satisfaction of the conditions precedent set forth in Section 5 hereof (but subject to the conditions subsequent set forth in Section 6 hereof), all accrued but unpaid interest on the Series No. 1 Notes in the amount of $651,702.65 representing interest on the Series No. 1 Notes for the period July 16, 2001 through
         December 31, 2001 is hereby forgiven.

From and after the date that the conditions precedent and conditions subsequent set forth in Section 5 and Section 6 hereof shall have been satisfied, (a) each reference in the Purchase Agreement to Series No. 1 Notes shall be deemed to include the New Series No. 1 Note issued pursuant to this Section 3.01, (b) each reference in the Purchase Agreement to the interest rate on the Series No. 1 Notes shall be deemed to refer to the interest rate provided for in Section 2.02 of this Amendment No. 2 and (c) the Series No. 1 Notes returned to the Company pursuant to this Section 3.01 shall be deemed to have been cancelled.

         3.02 Reduction in Principal and Interest of Series No. 1 Notes Upon Payment of Fees. On each date that the amount of the "Guaranteed Obligations" (as that term is defined in the Triarc Guaranty) is reduced by any amount (a "Guaranty Reduction Amount") pursuant to Section 2.9 of the Triarc Guaranty, the outstanding indebtedness under the Series No. 1 Notes shall be automatically reduced through forgiveness by an amount equal to one-half of such Guaranty Reduction Amount. Any such reduction shall be applied, Ratably, in the following order: first to accrued interest, then to the outstanding principal amount of outstanding PIK Notes, then to the outstanding principal amount of outstanding New Series No. 1 Notes other than PIK Notes.

         3.03 Cancellation of Certain Warrants. ING agrees to deliver to the Company, concurrently with the satisfaction of the conditions precedent set forth in Section 5 hereof, Warrant Certificate No. W-001, representing the right to purchase 428,571 shares of Common Stock of the Company, in exchange for a new Warrant Certificate representing the right to purchase 228,571 shares of Common Stock of the Company (the "New Warrant Certificate"). Except for the number of shares that may be purchased upon exercise of such Warrant and the omission of vesting dates that have already occurred, the New Warrant Certificate shall have the same terms and conditions as Warrant Certificate No. W-001. From and after the date of such exchange, Warrant Certificate No. W-001 shall be deemed to have been cancelled.

         3.04 Replacement of Bank of America Credit Agreement and Indebtedness. ING hereby consents to the replacement of the Bank of America Credit Agreement and the Bank of America Indebtedness with a credit agreement (the "Replacement Credit Agreement") at market rates and with other terms no less favorable in the aggregate to the Company than the Bank of America Credit Agreement and related Indebtedness (the "Replacement Indebtedness") in a principal amount not to exceed $15,000,000. Upon the closing of the Replacement Credit Agreement and the payment in full of the Bank of America Indebtedness, all references in the Purchase Agreement to the Bank of America Credit Agreement and the Bank of America Indebtedness shall be deemed to refer to the Replacement Credit Agreement and the Replacement Indebtedness, respectively.

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         3.05 Consent to Equity Contribution. ING hereby waives the provisions of Section 6.2.11 of the Purchase Agreement to the extent necessary to permit the Equity Contribution (as defined in Section 6 below), provided that the Company shall have received a fairness opinion, in form and substance reasonably satisfactory to the independent directors of the Company, with respect to the Equity Contribution.

         Section 4. Representations and Warranties, The Company represents and warrants to MG that (a) subject to the updated Disclosure Schedule provided to ING concurrently herewith and attached hereto as Schedule A, the representations and warranties set forth in Article V of the Purchase Agreement (other than such representations and warranties that are specifically made as of another date) are tie and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article V to "this Agreement" included reference to this amendment No. 2, and (b) as of the date hereof, and after giving effect to this Amendment No. 2, no Default shall be continuing.

         Section 5. Conditions Precedent. As provided in Section 2 above, the amendments to the Purchase Agreement set forth in said Section 2, and the agreements in Section 3 hereof, shall become effective, as of the Effective Date and upon the satisfaction of the following conditions precedent:

         5.01 Execution of Amendment No. 2. This Amendment No. 2 shall have been executed and delivered by the Company and by ING, and the Consent at the foot of this Amendment No. 2 shall have been executed and delivered by the Subsidiary Guarantor, and the Consent at the foot of this Amendment No. 2 shall have been executed and delivered by Triarc Companies, Inc.

         5.02 New Series No. 1 Note and New Warrant Certificate. ING shall have
(a) received the New Series No. 1 Note and the New Warrant Certificate and (b) delivered to the Company all Series No. 1 Notes heretofore delivered to it by the Company and Warrant Certificate No. W-001.

         5.03 Equity Contribution. The Company shall have received cash in an aggregate amount equal to or greater than $4,600,000 (or such lesser amount to which ING may reasonably consent) as net proceeds of a contribution to the equity capital of the Company in a gross amount equal TO $5,000,000 (the "Equity Contribution").

         5.04 Equity Contribution Documentation. ING shall have received copies of the executed purchase agreement, the filed certificate of designation and the executed registration rights agreement (collectively, the "Equity Contribution Documentation") providing for or governing the Equity Contribution (and a copy of the fairness opinion referred to in Section 3.05 hereof), the terms and conditions of the Equity Contribution, and the Equity Contribution Documentation therefor, will contain terms no different than those set forth in the drafts dated and delivered to ING as of February 20, 2002.

         Section 6. Conditions Subsequent. If, on or prior to February 28, 2002, ING shall not have received a certificate of a senior financial officer of the Company to the effect that (i) the Equity Contribution has been received, and
(ii) after giving effect to the Equity Contribution and this Amendment No. 2, no Default under Section 7.1.2 of the Purchase Agreement in respect of the CFSC Credit Agreement shall be continuing, then,

                           (a) this Amendment No. 2 shall be void ab initio
                  and shall be deemed never to have become effective, and

                           (b) the Company shall promptly execute and deliver to
                  ING all such documentation reasonably requested by ING to effect the foregoing clause (a) including, without limitation, new Series No. 1 Notes and new Warrants

         Section 7. Miscellaneous. Except as herein provided, the Purchase Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken


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together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment No. 2 constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior written and oral proposals, understandings, agreements and representations with respect thereto, all of which are merged herein.

         [the remainder of this page has been intentionally left blank]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                                        MCM CAPITAL GROUP, INC.


                                        By /s/ Carl C. Gregory, III
                                          --------------------------------------
                                          Name: Carl C. Gregory, III
                                          Title: President and CEO

                                        ING (U.S.) CAPITAL LLC


                                        By /s/ Robert L. Fellows
                                          --------------------------------------
                                          Robert L. Fellows
                                          Director

CONSENT:

The undersigned hereby consents to the
foregoing Amendment No. 2 and confirms its obligations under the Subsidiary Guaranty in all respects:

MIDLAND CREDIT MANAGEMENT, INC.


By /s/ Carl C. Gregory, III
  ------------------------------
  Name: Carl C. Gregory, III
  Title: President and CEO


The undersigned hereby consents to the
foregoing Amendment No. 2 and confirms its obligations under the Triarc Guaranty in all respects:

TRIARC COMPANIES, INC.


By /s/ Francis T. McCarron
  ------------------------------
  Name: Francis T. McCarron
  Title: Senior Vice President